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                                                                     Exhibit 5

                        Venable, Baetjer and Howard, LLP
                         Two Hopkins Plaza, Suite 1800
                         Baltimore, Maryland 21201-2978
                       (410) 244-7400, Fax (410) 244-7742

                              November 17, 2000

eSylvan, Inc.
34 Market Place
Baltimore, MD  21202

Ladies and Gentlemen:

          We have acted as counsel for eSylvan, Inc. a Maryland corporation (the "Company"), in connection with the issuance of up to 3,000,000 shares of its Class A Common Stock (the "Shares").

          As counsel for the Company, we are familiar with the Company's Charter and Bylaws and we have reviewed the corporate action taken by the Company that provides for the issuance of the Shares. We are also familiar with the Company's Registration Statement on Form S-1 (File No.: 33-42530) filed with the Securities and Exchange Commission on July 28, 2000, substantially in the form in which it is intended to become effective (the "Registration Statement"). We have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on and the authenticity of all documents furnished to us by the Company.

          Based upon the foregoing, we are of the opinion that the Shares are duly authorized, and, when issued in the manner contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable.

          We are members of the bar of the State of Maryland and express no opinion as to any laws other than the laws of the State of Maryland. This opinion does not extend to the securities or "blue sky" laws of Maryland or any other state.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus included therein.

                                          Very truly yours

                                          /s/ VENABLE BAETJER AND HOWARD, L.L.P.